United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

Kansas City Life Insurance Company

(Exact name of registrant as specified in charter)

Missouri	2-40764	44-0308260
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri		64111-2565
(Address of principal executive offices)		(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders of Kansas City Life Insurance Company was held on April 21, 2011.

(b)	The results, with respect to the three items voted upon at the annual meeting of stockholders, are set forth below.

Item 1. Election of Directors.

Five board nominees for director were elected by a majority of the votes cast for terms expiring at the 2014 annual meeting of stockholders. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Walter E. Bixby	8,751,981	563,743	39,915	434,355
Kevin G. Barth	9,157,447	158,277	39,915	434,355
James T. Carr	9,159,728	155,896	39,915	434,355
Nancy Bixby Hudson	9,152,898	162,826	39,915	434,355
William A. Schalekamp	9,152,878	162,846	39,915	434,355

Item 2. Advisory Vote on Executive Compensation.

The Company’s stockholders approved by advisory vote the following resolution on executive compensation:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The results of the vote are as follows:

For	Against	Abstain	Broker Non-Votes
9,029,066	225,669	111,644	394,440

Item 3. Frequency of Advisory Vote on Executive Compensation.

The Company’s stockholders approved by advisory vote that the company use a frequency of “once every three years” for future advisory votes on executive compensation. The results of the vote are as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
1,133,080	33,443	8,231,846	112,976

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY (Registrant)

By:	/s/ A. Craig Mason, Jr.
A. Craig Mason, Jr.
Vice President, General Counsel and Secretary

April 26, 2011